                                                                    EXHIBIT 10.1

                            STANDARD COMMERCIAL LEASE


                          ARTICLE 1. BASIC LEASE TERMS


     1.1 PARTIES. This lease agreement ("Lease") is entered into this 6th day of September, 1996, by and between Plymouth 2200, LLP, a Minnesota Limited Liability Partnership ("Landlord") and GT Interactive Software Corp., a Delaware corporation ("Tenant").

     1.2 PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises ("Premises") as illustrated on Exhibit A attached hereto: approximately 242,830 square feet of space located at 2300 Berkshire Lane ("Building") in Plymouth, Minnesota, as legally described on Exhibit B attached hereto, it being the agreement of the parties that the Landlord shall be entitled to retain possession of approximately 3,000 square feet of space in the area cross-hatched on Exhibit A, without reduction of Base Rent and that such 3,000 square feet retained by Landlord shall not be included within the definition of "Premises." The improvements to the Premises shall consist of the Demolition and Replacement Specifications attached hereto as Exhibit C to be completed at the expense of Landlord; and the Schedule of Additional Leasehold Improvements attached hereto as Exhibit D which shall detail the improvements, if any, to be installed at the expense of Tenant.

     1.3 TERM. Subject to and upon the conditions set forth herein, Landlord's acquisition of the Building shall be a condition of this Lease and the term of this Lease shall commence on the date of Landlord's work (the "Commencement Date") and shall terminate thirty-six (36) full calendar months thereafter on __________________, 19__, unless sooner terminated as hereinafter provided.

     1.4 BASE RENT. Base rent is $640,000 per year, payable $53,500.00 per month.

                   Month                      Monthly Base Rent





     1.5 ADDRESSES.

         Landlord's Address:                 Tenant's Building Address:
         13400 15th Ave North                ___________________________

                   Suite F                              ________________________
                   Plymouth, MN  55441                  ________________________

     Copies of notice, shall be sent to:

                   If to Landlord:                       If to Tenant:

                   Robins, Kaplan, Miller & Ciresi      ________________________
                   2800 LaSalle Plaza                   ________________________
                   800 LaSalle Avenue                   ________________________
                   Minneapolis, Minnesota 55402         ________________________
                   Attn:  Steven A. Schumeister         ________________________

     1.6 PERMITTED USE: Office and Warehouse


                                 ARTICLE 2. RENT

     2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. $100,000.00 in Base Rent shall be due and payable on the date of execution of this Lease by Tenant, $220,000.00 shall be due and payable on the Commencement Date, and $53,500.00 per month on the first day of the seventh (7th) month and a like monthly installment shall be due and payable on or before the first day of each calendar month thereafter. Tenant shall pay, as additional rent, all other sums due under this Lease. Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant within seventy (70) days following the Commencement Date, beginning on the 71st day following the Commencement Date, Landlord shall pay to Tenant liquidated damages in the amount of $1,000.00 per day provided that the total amount to be paid by Landlord to Tenant under this provision shall not exceed $50,000.00. If, upon 180 days following the Commencement Date, Landlord cannot deliver possession of the Premises to Tenant, Tenant shall have the right and option to terminate this Lease upon written notice to Landlord. All base rent, additional rent and other sums payable by Tenant pursuant to this Lease are payable without demand and without any reduction, abatement, counterclaims or setoff.

     2.2 LATE PAYMENT CHARGE. If the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the due date thereof, Landlord shall be entitled to exercise any remedy for nonpayment provided in this Lease and, in addition, if such payment is not received on or before ten (10) days after the due date, a late payment charge of five percent (5%) of such past due amount shall become due and payable by Tenant in addition to such amounts owed under this Lease.

     2.3 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if

Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

     2.4 HOLDING OVER. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to one and one-half (1.5) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. During any such holdover period, Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.


                          ARTICLE 3. OCCUPANCY AND USE

     3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.6. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

     3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or project except those signs submitted to landlord in writing and approved by Landlord in writing.

     3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Landlord shall have the right at all times to promulgate rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

     3.4 WARRANTY OF POSSESSION. Landlord warrants that it is the legal owner or tenant of the Building and the real estate upon which it is located and it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord hereby covenants and agrees that, as long as Tenant performs all of its obligations under this Lease, Tenant shall have peaceful and quiet use and enjoyment of the Premises without hinderance on the part of Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and enjoyment against the claims of all persons claiming by, through or under Landlord. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

     3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall at any and all reasonable times, upon reasonable prior notice, have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or lessees, and to repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

     3.6 ACCEPTANCE. The commencement by Tenant of any business in the Premises shall constitute an acknowledgement that the Premises are in the condition called for in this Lease and that Landlord has performed all of Landlord's work; provided, however, Tenant may provide to Landlord within thirty (30) days following Tenant's occupation of the Premises, a punch list of items within the scope of Landlord's work and improvements listed on Exhibit C, to be completed by Landlord.


                        ARTICLE 4. UTILITIES AND SERVICE

     4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises; provided that in the event that a defect in the Building mechanical systems results in the imposition of an extraordinary utility expense (as compared to expenses for comparable type, size and age of buildings), Landlord shall use reasonable efforts to remedy such defect. Tenant shall have no claim for rebate of rent on account of any interruption in utility service.

     4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.

                       ARTICLE 5. REPAIRS AND MAINTENANCE

     5.1 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Lease. Landlord shall maintain only the roof, foundation, parking and the structural soundness of the Building, and Landlord shall provide and maintain all utilities serving the Building, including electrical wiring and plumbing, up to the exterior of the Building. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

     5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Landlord shall install new replacement heating, ventilation and air conditioning equipment and shall assign all warranties to Tenant. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and locks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus ten percent (10%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

     5.3 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises to the condition required under this Section 5.3 shall be borne by Tenant.

                     ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

     6.1 LANDLORD IMPROVEMENTS. If construction to the Premises is to be performed by Landlord prior to or during Tenant's occupancy, Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant, which plans and specifications are made a part of this Lease by reference. Within seven (7) days of receipt of plans and specifications, Tenant shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Tenant. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease.

     6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment, trade fixtures or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment, trade fixtures and furniture are not then subject to any other rights, liens and interests of Landlord.



                        ARTICLE 7. CASUALTY AND INSURANCE

     7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of notification to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification. If Landlord does not terminate the Lease under this Section 7.1, Landlord shall promptly commence restoration of the Premises; if such restoration is not completed within one hundred eighty (180) days following the date of damage or destruction, the Tenant shall have the right and option to terminate this Lease upon written notice to Landlord prior to substantial completion of such restoration.

     7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of notification to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

     7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

     7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual Waivers contained in this Section.

     7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

     7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $5,000,000, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.


                             ARTICLE 8. CONDEMNATION

     8.1 SUBSTANTIAL TAKING. If all, or a part of the building and, of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would in Tenant's reasonable business judgment prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemnating authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

     8.2 PARTIAL TAKING. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.


                        ARTICLE 9. ASSIGNMENT OR SUBLEASE

     9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all Liabilities under this Lease accruing after the date of such sale, assignment or transfer.

     9.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall say such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

     9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed assignee or sublessee to allow Landlord to make informed judgment, as to the financial condition, reputation, operations and general desirability of the proposed assignee or sublessee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed assignee or sublessee, Landlord shall have the following options: (1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) net of Tenant's out-of-pocket expenses in procuring the proposed assignment or sublease exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease. Which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned our sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

     9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

     9.5 TENANT STATEMENT. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.

                        ARTICLE 10. DEFAULT AND REMEDIES

     10.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and the failure is not cured within five (5) days after written notice to Tenant; (2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant; (4) Tenant shall file a petition or if an involuntary petition is filed against Tenant, and not dismissed within sixty
(60) days or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, which lien is not removed within fifteen (15) days after written notice to Tenant.

     In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term of six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be paid (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire," bankruptcy," "going out of business" or auction sale in or from the Premises.

     10.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

     In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter into the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable.

     Upon such reentry, Tenant shall be liable to Landlord as follows:

     A. For all reasonable attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder.

     B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

     C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the

Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

     D. For all expenses incurred in releasing the Premises, including leasing commissions, reasonable attorneys' fees, and costs of alteration and repairs, which shall be payable by Tenant as they are incurred by Landlord; and

     E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

     Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired.

     If this Lease shall be terminated by reason of the bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

     10.3 LANDLORD'S FLIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, reasonable attorney's fees and interest.

     10.4 INTEREST AND ATTORNEY'S FEES. In the event of a Default by Tenant: if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of fifteen percent (15%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

     10.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

     A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law, all rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

     B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

     C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

     D. No waiver of a Default shall extend to or affect any other Default or impair any right of remedy with respect thereto.

     E. No inaction by Landlord shall constitute a waiver of a Default.

     F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.


               ARTICLE 11. AMENDMENT AND LIMITATION OF WARRANTIES

     11.1 ENTIRE AGREEMENT. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or to the expressly mentioned written extrinsic documents not incorporated in writing in this Lease.

     11.2 AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

     11.3 LIMITATION OF WARRANTIES. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

                            ARTICLE 12. MISCELLANEOUS

     12.1 ACT OF GOD. Landlord and Tenant, except as to the payment of Rent and other sums due under this Lease, shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to the other party so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure.

     12.2 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

     12.3 RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes. If any such tax is located, levied or imposed by any city, state, county or other governmental body having authority, such payments shall be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

     12.4 CAPTIONS. The captions appearing in this Lease are intended only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

     12.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.5. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.5, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in
Section 1.5.

     12.6 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

     12.7 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, Tenant does hereby represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

     12.8 HAZARDOUS SUBSTANCES. Tenant shall not bring or, after having brought to the Premises, permit to remain on the Premises or the Building, any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of
(i) a violation of the foregoing prohibition or (ii) the presence or any release of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease; provided, however, that Tenant shall not be deemed in violation of the foregoing nor required to indemnify Landlord with respect to the Hazardous Materials in existence at the Premises on the date hereof, except to the extent damage, injury, loss or disturbance is caused by Tenant, its agents, contractors or employees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under, or about the Premises or the Building during the term of the Lease in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph, upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials, which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

     12.9 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or Circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12.10 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against the Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building and other property of the Landlord located therein or used exclusively in connection therewith, as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building and such other property as herein expressly provided.

     12.11 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to ______, which are the responsibility of _______. Each party covenants that it will defend, indemnify and hold harmless the other party from any injury, loss or liability by reason of brokerage or similar services alleged to have been rendered to it at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

     12.12 EXHIBITS. Reference is made to the following Exhibits which are attached hereto and made a part hereof.

A        Plan of Demised Premises
B        Legal Description
C        Specifications
D        Schedule of Additional Leasehold Improvements


                             ARTICLE 13. SIGNATURES

             SIGNED effective the day and year first above written:

LANDLORD                                      TENANT


Plymouth 2200 LLP                             GT Interactive Software


By:/s/ BRAD HOYT                              By: /s/ CHARLES F. BOND
   ----------------------------                   -------------------------
       Its: Partner                                   Its:  President
       (Type Name and Title)                          (Type Name and Title)